Exhibit 10.8

                                PROMISSORY NOTE


 $120,000.00                                       MILWAUKEE, WISCONSIN
                                                  APRIL 13, 2001

     FOR VALUE RECEIVED, JOHN J. MULHERIN (the "Borrower") hereby promises to pay to the order of THE ZIEGLER COMPANIES, INC. (the "Lender"), the principal sum of ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($120,000.00) on April 15, 2002 or such earlier date as the outstanding principal balance and accrued and unpaid interest shall become due pursuant to Section 5(b) below
(the "Maturity Date").   The Borrower  also promises to  pay interest on the
outstanding principal balance at the rates and on the dates  set forth in
Section 1 below.

     1.   Interest.  The unpaid principal amount of this Note shall bear
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interest from the date hereof until paid in full, at an annual rate equal to the monthly short-term applicable federal rate, issued and determined under the Internal Revenue Code of 1986 as amended (the "AFR"), changing when and as the AFR changes. Interest shall be due and payable on the Maturity Date. Upon the occurrence and during the continuance of an Event of Default (as defined in Section 5 below), the aggregate unpaid principal amount of this Note shall bear interest at an annual rate equal to 12.0%.

     2.   Payments.    All interest and principal payments due under this Note
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shall be made in lawful money of the United  States of America to the Lender  at the principal office of the Lender set forth below, or to such other address, or by wire transfer to such account, as may be designated from time to time by the Lender to the Borrower in writing.

     3.  Optional Prepayment.  The Borrower may, at any time, prepay the
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outstanding principal balance of this Note in whole or in part without premium or penalty; provided, however, that in the event of any such prepayment, the Borrower shall also pay all accrued and unpaid interest on the principal amount prepaid. Any optional partial prepayment shall be in an integral multiple of $1,000.00. The Borrower may not reborrow the amount of any such principal prepayment.

     4.  Application of Payments.   All payments on the indebtedness evidenced
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by this Note shall be applied first to pay any and all costs incurred by or on behalf of the holder hereof and next to pay interest hereon and finally to pay principal.

     5.  Event of Defaults; Remedies.
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          (a)  Event of Default.
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As used in this Note, "Event of Default" shall mean any one of the following:

               (i) The Borrower shall: (A) become insolvent or take or fail to take any action which constitutes an admission of inability to pay his debts as they mature, (B) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of his assets, (C) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, (D) file a petition in bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors, (E) file an answer to a creditor's petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (F) apply to a court for the appointment of a receiver or custodian for any of his assets or properties, or (G) have a receiver or custodian appointed for any of his assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after his appointment; or

               (ii) The Borrower dies; or

               (iii) The Borrower shall fail to pay when due any installment of the principal or interest under this Note and such default shall continue for ten (10) business days; or

               (iv) The Borrower shall cease to be employed by The Ziegler Companies, Inc. (or any of its subsidiaries or successors) for any reason whatsoever whether voluntary or involuntary.

          (b)  Remedies.
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               (i)  Upon the occurrence of an Event of Default specified in subsections (a)(i), (a)(ii) or (a)(iv) above, then without notice, demand or action of any kind by the Lender, the entire amount of unpaid principal and accrued and unpaid interest under this Note shall be automatically and immediately due and payable. Upon the occurrence of any other Event of Default, the Lender may, upon notice and demand to the Borrower, declare the entire amount of unpaid principal and accrued and unpaid interest under this Note immediately due and payable.

               (ii) Upon the occurrence of an Event of Default, the Borrower agrees to pay all reasonable fees and expenses incurred by the Lender, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of the Lender under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

               (iii) No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Note or now or hereafter existing by law. No failure or delay on the part of the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise.

     6.  Notices.
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All notices given hereunder shall be in writing and (a) delivered, (b) sent by express or first class mail, or (c) sent by facsimile to the number set forth below, or to such other number with respect to either party as such party shall notify the other in writing; such notices shall be deemed given when delivered, mailed or transmitted:

                    If to the Borrower:

                    John J. Mulherin
                    c/o The Ziegler Companies, Inc.
                    250 East Wisconsin Avenue
                    Milwaukee, WI 53202
                    Facsimile No. (414) 978-6410

                    If to the Lender:

                    The Ziegler Companies, Inc.
                    Attn: S. Charles O'Meara, Esq.
                    250 East Wisconsin Avenue
                    Milwaukee, WI 53202
                    Facsimile No. (414) 978-6410


     7.  Waiver.
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The Borrower hereby waives presentment for payment, protest and demand, notice of protest and demand.

     8.  Waiver of Jury Trial: Jurisdiction.
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THE BORROWER (AND THE LENDER  BY ACCEPTANCE OF THIS NOTE) HEREBY AGREE THAT:

          (A) THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          (B) THE BORROWER AND THE LENDER EACH AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF WISCONSIN WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS NOTE, WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION RELATING TO THIS NOTE.

     9.  Governing Law.
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This Note shall be governed by the substantive law of the State of Wisconsin.

     10. No Violation.
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The Borrower represents that no agreement to which he is a party would prohibit him from entering into this Note or enforcing any term of this Note against him.

                             ----------------------------
                              JOHN J. MULHERIN